UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FINTECH ACQUISITION CORP. IV

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Important Information

This communication is being made in respect of the proposed business combination contemplated by that certain Business Combination Agreement, dated as of December 29, 2020, by and among FinTech Acquisition Corp. IV (“FTIV”), Perella Weinberg Partners (“PWP”) and the other parties thereto. On May 17, 2021, PWP provided the following written materials in a press release with respect to PWP’s reporting of financial results for the quarter ended March 31, 2021. The materials are filed herewith pursuant to Rule 14a-12.

Forward Looking Statements

Certain statements made in this communication are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the potential combination and expectations regarding the combined business are forward-looking statements. In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, among others, the following: (1) the inability of the parties to complete the potential business combination or to complete the contemplated transactions; (2) satisfaction or waiver (if applicable) of the conditions to the potential business combination, including with respect to the approval of the stockholders of FTIV; (3) the ability to maintain the listing of the combined company’s securities on NASDAQ; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of PWP as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that PWP may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against PWP or any of its respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (12) changes in general economic conditions, including as a result of the COVID-19 pandemic; and (13) other risks and uncertainties indicated from time to time in the preliminary proxy statement of FTIV filed with the SEC on February 5, 2021, as amended on March 29, 2021 and May 5, 2021 and as it may be further amended, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FTIV. Forward-looking statements speak only as of the date they are made, and PWP and FTIV do not undertake any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which FTIV has filed or will file from time to time with the SEC.

2

Additional Information about the Proposed Transaction and Where to Find It

FTIV has filed with the SEC a preliminary proxy statement and amendments thereto in connection with the business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The preliminary proxy statement, as amended, is not yet final and will be further amended. The definitive proxy statement will contain important information about the business combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the business combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. FTIV’s stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with FTIV’s solicitation of proxies for such special meeting, as these materials will contain important information about FTIV, PWP and the business combination. The definitive proxy statement will be mailed to the stockholders of FTIV as of a record date to be established for voting on the business combination and the other matters to be voted upon at the special meeting. FTIV’s stockholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about FTIV, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: info@ftspac.com.

Participants in Solicitation

FTIV, PWP and certain of their respective directors and officers, as applicable, may be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination. FTIV’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of FTIV in FTIV’s annual report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 15, 2021 and amended on May 4, 2021.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination and other matters to be voted upon at the special meeting, including certain of PWP’s officers, is set forth in the preliminary proxy statement for the business combination that FTIV filed with the SEC on February 5, 2021, as amended on March 29, 2021 and May 5, 2021 and as it may be further amended. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination is included in the proxy statement that FTIV filed with the SEC on February 5, 2021, as amended on March 29, 2021 and May 5, 2021 and as it may be further amended. This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

3

Perella Weinberg Partners Reports First Quarter 2021 Results

•	Record First Quarter 2021 Revenues of $170 Million, Up 84% from Q1 2020

•	First Quarter 2021 GAAP Operating Income Margin of 16.5% vs (3.9%) in Q1 2020 and Adjusted Operating Income Margin of 21.2% vs. 4.6% in Q1 2020

•	First Quarter 2021 GAAP Net Income of $23 Million, Up $27 million from Q1 2020, and Adjusted Net Income of $32 Million, Up 566% from Q1 2020

•	Added Six Advisory Partners, enhancing our client coverage footprint in Europe and the United States

•	Business Combination with FinTech Acquisition Corp. IV (“FTIV”) Expected to Close in Second Quarter 2021

NEW YORK, NY, May 17, 2021 – Perella Weinberg Partners (“PWP”), a leading global independent advisory firm, today reported financial results for the quarter ended March 31, 2021. The firm reported revenues of $169.8 million for the three months ended March 31, 2021, compared with $92.4 million for the three months ended March 31, 2020. GAAP net income and adjusted net income were $22.5 million and $31.5 million, respectively, for the three months ended March 31, 2021, compared with GAAP net loss of ($4.1) million and adjusted net income of $4.7 million, for the three months ended March 31, 2020.(1)

“We were pleased to see advisory activity continue to accelerate in the first quarter of 2021. We believe we benefited from an overall rise in advisory activity, rising demand for independent advice and PWP’s strengthening brand in the marketplace. During the quarter, we saw robust activity across our industries and geographies of focus and in all of our advisory products. As we continue along our path towards becoming a public company, our team is focused on growing our coverage footprint and deepening our client relationship to drive sustainable growth and deliver long-term shareholder value,” stated Peter Weinberg, Chief Executive Officer.

Selected Financial Data (Unaudited)

	U.S. GAAP		Adjusted (Non-GAAP)
	Three Months Ended March 31,
	2021	2020	2021	2020
Revenues	$169,802	$92,396	$169,802	$92,396
Operating expenses:
Total compensation and benefits	115,627	64,696	109,305	58,511
Non-compensation expenses	26,131	31,295	24,486	29,650

Operating income (loss)	28,044	(3,595)	36,011	4,235
Total non-operating income (expense)	(3,513)	243	(2,479)	1,204

Income (loss) before provision for income taxes	24,531	(3,352)	33,532	5,439
Income tax benefit (expense)	(2,024)	(710)	(2,024)	(710)

Net income (loss)	$22,507	$(4,062)	$31,508	$4,729

Revenues

For the first quarter 2021, revenues were $169.8 million, an increase of 84% from $92.4 million for the first quarter 2020. The year-over-year growth reflects strong performance in the M&A and restructuring advisory businesses. The increase in revenue can be attributed to an increase in the number of advisory clients and the average fee size as compared to the same period last year.

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Expenses

	U.S. GAAP		Adjusted (Non-GAAP)
	Three Months Ended March 31,
(In thousands)	2021	2020	2021	2020
Operating Expenses:
Total compensation and benefits	$115,627	$64,696	$109,305	$58,511
% of Revenues	68.1%	70.0%	64.4%	63.3%
Non-compensation expenses	$26,131	$31,295	$24,486	$29,650
% of Revenues	15.4%	33.9%	14.4%	32.1%

GAAP total compensation and benefits were $115.6 million in the first quarter of 2021, compared to the $64.7 million in the first quarter of 2020. Adjusted total compensation and benefits expenses were $109.3 million for the first quarter of 2021 as compared to $58.5 million in the same period a year ago. The increase in both the GAAP total compensation and benefits and the adjusted total compensation and benefits in the first quarter of 2021 was due to a larger bonus accrual associated with the increase in revenue as well as a slightly higher compensation margin when compared to the same period in 2020.

GAAP non-compensation expenses were $26.1 million for the first quarter of 2021, compared with $31.3 million in the prior year. Adjusted non-compensation expenses were $24.5 million for the first quarter of 2021, compared with $29.7 million for the same period a year ago. This decrease in non-compensation expenses was primarily driven by lower travel and entertainment and lower general, administrative and other expenses in the first quarter of 2021 due mainly to the COVID-19 pandemic and a related decrease in travel and conferences and seminars.

Balance Sheet

As of March 31, 2021, PWP had $197.2 million of cash and cash equivalents and total outstanding indebtedness of $148.0 million net of $29.7 million unamortized debt discounts and issuance costs. In connection with and subject to the closing of our pending business combination with FTIV, we expect to repay all outstanding indebtedness and have an undrawn revolving credit facility which may provide for additional liquidity.

Conference Call and Webcast

Management will host a webcast and conference call on Monday, May 17, 2021 at 9:00 am ET to discuss PWP’s financial results for the first quarter ended March 31, 2021.

The conference call will be made available in the Investors section of PWP’s website at www.pwpartners.com/investor-relations. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.

The conference call can also be accessed by the following dial-in information:

•	Conference ID: 10014688

•	1- 855-327-6837 (Domestic)

•	1- 631-891-4304 (International)

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Replay

A replay of the call will also be available on PWP’s website approximately two hours after the live call through May 31, 2021. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 10014688. The replay can also be accessed on the investors section of PWP’s website at www.pwpartners.com/investor-relations.

Update on Business Combination with FTIV

On December 30, 2020, PWP and FTIV announced execution of a definitive business combination agreement. The transaction remains subject to the satisfaction or waiver of customary closing conditions, including the approval of FTIV’s stockholders and certain regulatory approvals. Upon closing of the transaction, the combined company will operate as Perella Weinberg Partners and will be listed on NASDAQ under the new symbol “PWP”. Additional information about the transaction is set forth in the preliminary proxy statement for the business combination that FTIV filed with the SEC on February 5, 2021 and amended on March 29, 2021 and May 5, 2021, as it may be further amended.

The most recent amendment includes FTIV’s restated 2020 audited financial statements which have been restated to reflect the treatment of FTIV’s public and private warrants as balance sheet liabilities, as well as further details on an anticipated Management Award program the final amount and terms of which remain subject to the review and approval of our compensation committee following the closing. We expect the PWP business combination with FTIV to close in the second quarter of 2021.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

About PWP

Perella Weinberg Partners is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, institutions, governments, sovereign wealth funds and private equity investors. The firm offers a wide range of advisory services to clients in the most active industry sectors and global markets. With approximately 560 employees, PWP currently maintains offices in New York, Houston, London, Calgary, Chicago, Denver, Los Angeles, Paris, Munich, and San Francisco. The financial information of PWP herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the potential business combination and expectations regarding the combined business are forward-looking statements. In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, among others, the following: (1) the inability of the parties to complete the potential business combination or to complete the contemplated transactions; (2) satisfaction or waiver (if applicable) of the conditions to the potential business combination, including with respect to the approval of the stockholders of FTIV; (3) the ability to maintain the listing of the combined company’s securities on NASDAQ; (4) the inability to complete the private placement; (5) the risk that the proposed transaction disrupts current plans and operations of PWP as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that PWP may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against PWP or any of its respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (12) changes in general economic conditions, including as a result of the COVID-19 pandemic; and (13) other risks and uncertainties indicated from time to time in the preliminary proxy statement of FTIV filed with the SEC on February 5, 2021 and amended on March 29, 2021 and May 5, 2021, as it may be further amended, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FTIV. Forward-looking statements speak only as of the date they are made, and PWP and FTIV do not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which FTIV has filed or will file from time to time with the SEC.

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Additional Information about the FTIV Business Combination Transaction and Where to Find It

FTIV has filed with the SEC a preliminary proxy statement and amendments thereto in connection with the business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The preliminary proxy statement, as amended, is not yet final and will be further amended. The definitive proxy statement will contain important information about the business combination and the other matters to be voted upon at a special meeting of the stockholders to be held to approve the business combination and other matters, and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. FTIV’s stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with FTIV’s solicitation of proxies for such special meeting, as these materials will contain important information about FTIV, PWP and the business combination. The definitive proxy statement and a proxy card will be mailed to the stockholders of FTIV as of a record date to be established for voting on the business combination and the other matters to be voted upon at the special meeting. FTIV’s stockholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about FTIV, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: info@ftspac.com.

Participants in the Solicitation

FTIV, PWP and certain of their respective directors and officers, as applicable, may be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination. FTIV’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of FTIV in FTIV’s annual report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 15, 2021 and amended on May 4, 2021.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of FTIV’s stockholders in connection with the business combination and other matters to be voted upon at the special meeting, including certain of PWP’s officers, is set forth in the preliminary proxy statement for the business combination that FTIV filed with the SEC on February 5, 2021 and amended on March 29, 2021 and May 5, 2021, as it may be further amended. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination is included in the proxy statement that FTIV filed with the SEC on February 5, 2021 and amended on March 29, 2021 and May 5, 2021, as it may be further amended. This press release does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

Contacts

For Perella Weinberg Partners Investor Relations: investors@pwpartners.com

For Perella Weinberg Partners Media: media@pwpartners.com

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(Dollars in Thousands)

	Three Months ended March 31,
	2021	2020
Revenues	$169,802	$92,396
Expenses
Compensation and benefits	109,470	58,511
Equity-based compensation	6,157	6,185

Total compensation and benefits	115,627	64,696
Professional fees	5,728	6,022
Technology and infrastructure	6,956	7,211
Rent and occupancy	6,702	6,969
Travel and related expenses	661	4,198
General, administrative and other expenses	2,204	2,934
Depreciation and amortization	3,880	3,961

Total expenses	141,758	95,991

Operating income (loss)	28,044	(3,595)
Non-operating income (expenses)
Related party revenues	2,209	2,369
Other income (expense)	(1,854)	1,848
Interest expense	(3,868)	(3,974)

Total non-operating income (expenses)	(3,513)	243

Income (loss) before income taxes	24,531	(3,352)
Income tax expense	(2,024)	(710)

Net income (loss)	$22,507	$(4,062)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	228	(2,612)

Comprehensive income (loss)	$22,735	$(6,674)

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Detail of Revenue (Unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2021	2020
Advisory fees	$168,021	$90,862
Reimbursed expenses(1)	1,603	1,534
Co-advisor advisory fees(2)	178	—

Revenues—GAAP	$169,802	$92,396

(1)	Reimbursed expenses include amounts reimbursed by PWP clients for collection of expenses.
(2)

Co-advisor advisory fees include amounts reimbursed by PWP’s clients for professional fees pursuant to certain co-advisory engagements incurred on their behalf. Certain of PWP’s advisory engagements are structured as co-advisory engagements whereby another company earns fees for providing advisory services to the client as well. In certain of these cases there is a single engagement letter whereby we are principal with the client and then separately contract with the co-advisor.

(1)

Throughout this release, adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2021	2020
Total compensation and benefits—GAAP	$115,627	$64,696
Equity-based compensation not dilutive to investors(1)	(6,157)	(6,185)
Public company transaction related incentives(2)	(165)	—

Adjusted total compensation and benefits	$109,305	$58,511

Non-compensation expense—GAAP	$26,131	$31,295
TPH business combination related expenses(3)	(1,645)	(1,645)

Adjusted non-compensation expense(5)	$24,486	$29,650

Operating income (loss) —GAAP	$28,044	$(3,595)
Equity-based compensation not dilutive to investors(1)	6,157	6,185
Public company transaction related incentives(2)	165	—
TPH business combination related expenses(3)	1,645	1,645

Adjusted operating income (loss)	$36,011	$4,235

Non-operating income (expense)—GAAP	$(3,513)	$243
Amortization of debt costs(4)	1,034	961

Adjusted non-operating income/(expense)	$(2,479)	$1,204

Income (loss) before income taxes—GAAP	$24,531	$(3,352)
Equity-based compensation not dilutive to investors(1)	6,157	6,185
Public company transaction related incentives(2)	165	—
TPH business combination related expenses(3)	1,645	1,645
Amortization of debt costs(4)	1,034	961

Adjusted income (loss) before income taxes	$33,532	$5,439

Net income (loss)—GAAP	$22,507	$(4,062)
Equity-based compensation not dilutive to investors(1)	6,157	6,185
Public company transaction related incentives(2)	165	—
TPH business combination related expenses(3)	1,645	1,645
Amortization of debt costs(4)	1,034	961

Adjusted net income (loss)(6)	$31,508	$4,729

Notes to U.S. GAAP Reconciliation of Adjusted Results:

(1)

Equity-based compensation not dilutive to investors includes amortization of equity awards relating to the re-vesting of certain partnership interests in connection with the 2016 TPH business combination and annual grants to certain partners.

(2)

Public company transaction related incentives represents discretionary bonus payments directly related to milestone events that are part of the proposed FTIV business combination process and reorganization. These payments were outside of PWP’s normal and recurring bonus and compensation processes.

(3)

On November 30, 2016, we completed a business combination with Tudor, Pickering, Holt & Co., LLC (TPH), an independent advisory firm focused on the energy industry. TPH business combination related expenses include intangible asset amortization associated with the acquisition.

(4)	Amortization of debt costs is composed of the amortization of debt discounts and issuance costs which is included in interest expense.
(5)

See reconciliation below for the components of the condensed consolidated statements of operations and comprehensive loss included in non-compensation expense GAAP as well as Adjusted non-compensation expense.

(6)	There is no significant income tax impact of the adjustments shown to these GAAP financial statement line items.

U.S. GAAP Reconciliation of Adjusted Results (Unaudited)

(Dollars in Thousands)

	Three Months Ended March 31, 2021
	U.S. GAAP	Adjustments			Adjusted
Professional fees	$5,728	—			$5,728
Technology and infrastructure	6,956	—			6,956
Rent and occupancy	6,702	—			6,702
Travel and related expenses	661	—			661
General, administrative and other expenses	2,204	—			2,204
Depreciation and amortization	3,880	(1,645)	(a	)	2,235

Non-compensation expense	$26,131	$(1,645)			$24,486

	Three Months Ended March 31, 2020
	U.S. GAAP	Adjustments			Adjusted
Professional fees	$6,022	—			$6,022
Technology and infrastructure	7,211	—			7,211
Rent and occupancy	6,969	—			6,969
Travel and related expenses	4,198	—			4,198
General, administrative and other expenses	2,934	—			2,934
Depreciation and amortization	3,961	(1,645)	(a	)	2,316

Non-compensation expense	$31,295	$(1,645)			$29,650

(a)	Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.